Exhibit 99.1

                              [ION NETWORKS LOGO]

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                                                   Stephanie Prince/Ian Hirsch
                                                   Morgen-Walke Associates, inc.
                                                   212-850-5600


              ION NETWORKS NAMES KAM SAIFI CHIEF EXECUTIVE OFFICER
                      IT MANAGEMENT VETERAN TO LEAD COMPANY

PISCATAWAY, NEW JERSEY OCTOBER 23, 2001 - ION Networks Incorporated (Nasdaq:
IONN), THE PROACTIVE NETWORK INFRASTRUCTURE MANAGEMENT COMPANYSM and a leader in performance analysis and restoration, today announced that the Board of Directors has appointed Kam M. Saifi, 41, as its new Chief Executive Officer and President effective immediately. Mr. Saifi brings over 17 years of strong and diverse experience in building and operating software companies, managing IT organizations and investing venture capital. Mr. Saifi succeeds Ronald C. Sacks as Chief Executive Officer and Jane Kaufman as President.

From 1996 to 2000, Mr. Saifi was the Founder, Chairman, CEO and President of Avesta Technologies, a New York-based software company focusing on managing Internet infrastructure. Avesta was a dynamic, fast-growth service management company that helped enterprises and service providers manage their Internet infrastructure. Visual Networks agreed to acquire Avesta in February 2000 in an all-stock transaction valued at approximately $415 million at the time of the announcement (ultimately valued at $238 million upon completion of the merger).

"I am extremely pleased to join ION Networks and look forward to the challenges ahead," said Mr. Saifi. "I am confident that ION has the proper foundation of technology and customers to promote growth despite the current economic environment. Our suite of solutions provides tremendous value as evidenced by our existing base of customers who remain loyal in supporting our products."

Saifi added, "My highest priority is to get the entire company focused on execution. We are already working to complete our management team so as to develop and execute our company
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Ion Networks, Inc                                                         Page 2

vision and strategy based on our existing technology as well as input from our customers. I look forward to presenting our plans in the weeks to come."

"Kam Saifi is a result-driven, hard-charging, strategic executive who brings extensive experience in creating and running a successful software company," said Stephen M. Deixler, ION's Chairman of the Board of Directors. "We are extremely pleased Mr. Saifi has provided us with a long-term commitment and are confident his leadership, experience and industry relationships will initiate positive momentum towards rebuilding shareholder value at ION Networks."

Most recently before joining ION, Mr. Saifi served as the Chairman of Internet Refinery, an e-commerce start-up. Prior to Avesta Technologies, he was Vice President of Morgan Stanley Venture Partners, where he worked on identifying, evaluating and investing in Internet infrastructure opportunities as well as in assisting portfolio companies to fine-tune strategies, identify sales opportunities and hire key employees.

Prior to joining Morgan Stanley Venture Partners, Mr. Saifi spent 11 years focusing on telecommunications and networking by leading or working within the IT organizations of large financial institutions. He served as Vice President and Director of Telecommunications for Morgan Stanley Dean Witter. Prior to that, Mr. Saifi served as Vice President of Communications at Drexel Burnham Lambert, Inc. as well as Senior Planning Analyst at Shearson Lehman Brothers, Inc.

Mr. Saifi has served as a member of the Board of Directors for numerous organizations including MetaMatrix, Neuron Data, and Visual Networks. Additionally, Mr. Saifi served as Chairman of the Financial Institution and Network Information Services (FINIS). He holds a B.S. in electrical engineering from Rutgers University, with an emphasis on communications and computer networks.

As part of his employment compensation, Mr. Saifi will receive a restricted stock grant of two million shares vesting over three years.

ABOUT ION NETWORKS

ION Networks is a leading developer and manufacturer of software and hardware based solutions for secure network infrastructure management and automated performance analysis and restoration. Based in Piscataway, NJ, the Company has installed systems worldwide from its six direct sales offices in the U.S., its wholly owned subsidiaries in Livingston, Scotland and Antwerp, Belgium, and its distribution networks on four continents. IT'S ABOUT AVAILABILITY(SM)

This press release contains information which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by certain risks and uncertainties described in the Company's filings with the Securities and Exchange Commission. The Company's actual results could differ materially from such forward-looking statements.

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